UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 14, 2008

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2008, pursuant to authority granted by PTC’s By-Laws, PTC’s Board of Directors expanded the number of directors and elected James Heppelmann, Executive Vice President, Software Solutions and Chief Product Officer of PTC, as a Class I Director to serve until the 2009 Annual Meeting of Stockholders. It has not yet been determined whether Mr. Heppelmann will be appointed to any of the committees of the Board of Directors. In accordance with PTC’s policies, because Mr. Heppelmann is an executive officer of PTC, Mr. Heppelmann will not receive any compensation for his services as a director of PTC.

Section 8 – Other Events

Item 8.01. Other Events.

On May 14, 2008, PTC’s Board of Directors authorized PTC to use up to $50 million of cash from operations to repurchase shares of PTC common stock through May 14, 2009. All other authority to repurchase shares of PTC common stock was terminated. PTC intends to begin repurchases of its shares in the open market immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: May 20, 2008	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
CVP, General Counsel and Clerk

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